Exhibit 99.1

Monotype Announces Second Quarter 2014 Results

Company Reports 25 Percent Growth in Creative Professional Revenue

WOBURN, Mass.--(BUSINESS WIRE)--July 28, 2014--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the second quarter ended June 30, 2014.

Second quarter 2014 highlights

  Revenue for the quarter was $45.0 million, a nine percent increase year over year.
  Creative Professional revenue grew 25 percent year over year to a record $18.3 million.
  Operating income was $12.8 million, or 28 percent of revenue.
  Non-GAAP net adjusted EBITDA was $18.5 million, or 41 percent of revenue.
  Cash flow from operations was $13.4 million.

“Monotype had a strong second quarter, particularly in Creative Professional. We’re seeing more brands turn to Monotype to express themselves across an expanding digital landscape,” said Doug Shaw, president and chief executive officer. “We’re also excited about the acquisition of FontShop, which adds opportunities to further grow our Creative Professional customer base and IP. In addition to its widely respected typeface library, FontShop’s strong relationships with typeface designers, e-commerce business and highly regarded TYPO industry events will be very complementary to our business.”

Scott Landers, senior vice president and chief financial officer, said, “We’ve continued our momentum through the first half of 2014. In addition to success in Creative Professional, OEM markets including automotive and TV are validating our diversification strategy, while mature markets such as laser printers have continued to turn in a solid performance.”

Second quarter 2014 operating results

Revenue for the quarter was $45.0 million, up nine percent compared to $41.1 million for the second quarter of 2013. Creative Professional revenue was $18.3 million, increasing 25 percent from the same period in 2013. OEM revenue was $26.7 million, increasing one percent from the second quarter of 2013.

Net income was $7.7 million, compared to $7.3 million in the second quarter of 2013. Earnings per diluted share were $0.19, compared to $0.18 in the same period in 2013.

Non-GAAP net income, which excludes the amortization of intangible assets and share-based compensation expense, net of taxes, was $10.9 million, compared to $10.2 million in the second quarter of 2013. Non-GAAP earnings per diluted share were $0.27 compared to $0.26 in the same period in 2013.

Non-GAAP net adjusted EBITDA was $18.5 million, or 41 percent of revenue, compared to $17.3 million in the second quarter of 2013.

A reconciliation of GAAP measures to non-GAAP measures for the three and six months ended June 30, 2014 and 2013 is provided in the financial tables that accompany this release.

Cash and cash flow

Monotype had cash and cash equivalents of $80.8 million as of June 30, 2014, compared to $88.2 million as of March 31, 2014, and $51.7 million as of June 30, 2013. The company generated $13.4 million of cash from operations in the second quarter of 2014.

Quarterly dividend and share repurchase program

Monotype’s most recent dividend payment of $0.08 per share was paid on July 21, 2014, to shareholders of record on July 1, 2014. The next dividend payment of $0.08 per share will be paid on Oct. 21, 2014, to shareholders of record as of Oct. 1, 2014.

During the second quarter of 2014, Monotype repurchased approximately 640,000 shares of common stock under the company’s repurchase program for an aggregate amount of approximately $17 million. Since the program’s inception in December, 2013, Monotype has spent $26.1 million on share repurchases, bought at prevailing market prices on the open market. In the first half of the fiscal year, Monotype has returned more than $29.0 million to shareholders through a combination of its dividend and share repurchase programs.

Financial outlook

Monotype’s third quarter 2014 guidance includes the financial impact of the FontShop acquisition. Monotype expects revenue in the range of $46.0 million to $48.0 million. The company anticipates third quarter 2014 non-GAAP net adjusted EBITDA in the range of $17.0 million to $18.5 million, GAAP earnings per diluted share in the range of $0.17 to $0.19, and non-GAAP earnings per diluted share in the range of $0.26 to $0.28.

Monotype is adjusting its previously issued, full-year 2014 guidance to include the impact of the FontShop acquisition. For the full year 2014, Monotype now expects revenue in the range of $184.0 million to $189.0 million. The company anticipates full year 2014 non-GAAP net adjusted EBITDA in the range of $73.0 million to $77.0 million, GAAP earnings per diluted share in the range of $0.78 to $0.84 and non-GAAP earnings per diluted share in the range of $1.10 to $1.16.

Conference call details

Monotype will host a conference call on Monday, July 28, 2014, at 8:30 a.m. EDT to discuss the company’s second quarter 2014 results and business outlook for 2014. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the About Us section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 888-516-2438 (domestic) or 719-457-2685 (international) using passcode 731118. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts, Web design tools or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters or political tensions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to integrate products, services and employees from acquired companies in a timely manner or at all; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram, LinkedIn and Monotype’s Type Case blog.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2014 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$80,804	$78,411
Accounts receivable, net	9,455	8,317
Income tax refunds receivable	799	3,334
Deferred income taxes	3,558	3,557
Prepaid expenses and other current assets	3,201	3,394

Total current assets	97,817	97,013
Property and equipment, net	5,731	3,568
Goodwill	176,927	176,350
Intangible assets, net	71,525	76,684
Other assets	2,598	2,744

Total assets	$354,598	$356,359

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,520	$1,112
Accrued expenses and other current liabilities	18,431	20,439
Deferred revenue	8,935	6,767

Total current liabilities	28,886	28,318
Deferred revenue	750	972
Deferred income taxes	34,158	32,600
Reserve for income taxes, net of current portion	2,795	2,496
Accrued pension benefits	5,212	5,098
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	219,517	209,376
Treasury stock, at cost	(26,160)	(2,279)
Retained earnings	88,564	78,741
Accumulated other comprehensive loss	837	998

Total stockholders’ equity	282,797	286,875

Total liabilities and stockholders’ equity	$354,598	$356,359

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$44,963	$41,085	$91,035	$83,124
Cost of revenue	7,322	6,016	13,830	12,025
Cost of revenue—amortization of acquired technology	1,146	1,139	2,291	2,277

Total cost of revenue	8,468	7,155	16,121	14,302

Gross profit	36,495	33,930	74,914	68,822
Operating expenses:
Marketing and selling	11,987	10,392	23,105	20,311
Research and development	4,910	4,891	10,663	9,863
General and administrative	5,386	4,980	11,584	9,685
Amortization of other intangible assets	1,431	1,487	2,863	2,977

Total operating expenses	23,714	21,750	48,215	42,836
Income from operations	12,781	12,180	26,699	25,986
Other (income) expense:
Interest expense	256	313	534	731
Interest income	(6)	(5)	(8)	(5)
Loss on foreign exchange	136	263	170	840
Loss on derivatives	158	—	214	—
Other income, net	(3)	(1)	(4)	(37)

Total other expense	541	570	906	1,529
Income before provision for income taxes	12,240	11,610	25,793	24,457
Provision for income taxes	4,549	4,299	9,657	8,530

Net income	$7,691	$7,311	$16,136	$15,927

Net income available to common stockholders—basic	$7,532	$7,182	$15,847	$15,658

Net income available to common stockholders—diluted	$7,534	$7,185	$15,847	$15,665

Net income per common share:
Basic	$0.19	$0.19	$0.41	$0.42

Diluted	$0.19	$0.18	$0.40	$0.40

Weighted average number of shares:
Basic	38,714,178	37,725,082	38,713,432	37,415,514
Diluted	39,623,517	39,029,653	39,865,906	38,758,807
Dividends declared per common share	$0.08	$0.06	$0.16	$0.12

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Income from operations	$12,781	$12,180	$26,699	$25,986
Depreciation and amortization	2,988	3,022	5,970	6,019
Share based compensation	2,756	2,086	5,016	3,835

Net adjusted EBITDA	$18,525	$17,288	$37,685	$35,840

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP net income available to common stockholders─diluted	$7,534	$7,185	$15,847	$15,665
Amortization, net of tax	1,618	1,654	3,226	3,421
Share based compensation, net of tax	1,731	1,314	3,140	2,497

Non-GAAP net income	$10,883	$10,153	$22,213	$21,583

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP earnings per diluted share	$0.19	$0.18	$0.40	$0.40
Amortization, net of tax	0.04	0.04	0.08	0.09
Share based compensation, net of tax	0.04	0.04	0.08	0.07

Non-GAAP earnings per diluted share	$0.27	$0.26	$0.56	$0.56

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Marketing and selling	$1,250	$973	$2,296	$1,750
Research and development	613	488	1,127	904
General and administrative	893	625	1,593	1,181

Total expensed	$2,756	$2,086	$5,016	$3,835
Property and equipment	40	—	63	—

Total share based compensation	$2,796	$2,086	$5,079	$3,835

MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Creative Professional	$18,266	$14,654	$35,985	$29,986
OEM	26,697	26,431	55,050	53,138

Total	$44,963	$41,085	$91,035	$83,124

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q3 2014	Q3 2014
GAAP net income	$6,700	$7,700
Amortization, net of tax	1,600	1,600
Share based compensation, net of tax	1,800	1,800

Non-GAAP net income	$10,100	$11,100

GAAP earnings per diluted share	$0.17	$0.19
Amortization, net of tax, per diluted share	0.04	0.04
Share based compensation, net of tax, per diluted share	0.05	0.05

Non-GAAP earnings per diluted share	$0.26	$0.28

Weighted average diluted shares used to compute earnings per share	39,700,000	39,700,000

Assumes 37% effective tax rate.

	Low End of Guidance	High End of Guidance
	2014	2014
GAAP net income	$31,000	$33,500
Amortization, net of tax	6,000	6,000
Share based compensation, net of tax	6,800	6,800

Non-GAAP net income	43,800	46,300

GAAP earnings per diluted share	$0.78	$0.84
Amortization, net of tax, per diluted share	0.15	0.15
Share based compensation, net of tax, per diluted share	0.17	0.17

Non-GAAP earnings per diluted share	$1.10	$1.16

Weighted average diluted shares used to compute earnings per share	39,700,000	39,700,000

Assumes 37% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q3 2014	Q3 2014
GAAP operating income	$11,100	$12,600
Depreciation and amortization	3,100	3,100
Share based compensation	2,800	2,800

Non-GAAP net adjusted EBITDA	$17,000	$18,500

	Low End of Guidance	High End of Guidance
	2014	2014
GAAP operating income	$50,900	$54,900
Depreciation and amortization	11,400	11,400
Share based compensation	10,700	10,700

Non-GAAP net adjusted EBITDA	$73,000	$77,000

CONTACT:
Investor Relations:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com